FORM OF EXECUTIVE AGREEMENT UNDER THE
                        ST. EDMOND'S FEDERAL SAVINGS BANK
                         INCENTIVE RETIREMENT AGREEMENT


     THIS AGREEMENT is made effective the 1st day of January, 2004, by and between ST. EDMOND'S FEDERAL SAVINGS Bank located in Philadelphia, Pennsylvania (the "Company"), and [EXECUTIVE NAME] (the "Executive").


                                  INTRODUCTION

     To encourage the Executive to remain employed with the Company and to provide the Executive with an incentive benefit, the Company is willing to provide an opportunity to the Executive to share in the appreciation of Phantom Stock of the Company. According to the terms of this Agreement, the Company will provide a one-time Phantom Stock Allocation to a Incentive Retirement Account on January 1, 2004, and determine the appreciation on the Phantom Stock Allocation on an annual basis. Upon the occurrence of various triggering events, the Company will pay the value of the Incentive Retirement Account in cash from its general assets.


                                    AGREEMENT

     The Executive and the Company agree as follows:

                                    Article 1
                                   Definitions

     Whenever used in this Agreement, the following words and phrases shall have the meanings specified:

     1.1 "Account Balance" means the undistributed value of the Executive's Incentive Retirement Account at any given point in time.

     1.2 "Book Value Per Share" means the Company's Capital Account divided by 780,000 shares of Phantom Stock.

     1.3 "Capital Account" means the net value of: (a) the Company's retained earnings determined from the consolidated financial statements according to Generally Accepted Accounting Principles ("GAAP"), plus (b) the Company's general loan loss reserve, excluding (c) any market value adjustments determined under Statement of Financial Accounting Standards Number 115, and (d) excluding any new capital raised upon conversion of the Company to stock ownership.

     1.4 "Change in Control" means any of the following:

          (A) the control of voting proxies whether related to stockholders or mutual members by any person, other than the Board of Directors of the Bank, to direct more than 25% of the outstanding votes of the Bank, the control of the election of a majority of the Bank's directors, or the exercise of a controlling influence over the management or policies of the Bank by any person or by persons acting as a group within the meaning of
     Section 13(d) of the Exchange Act;

          (B) an event whereby the OTS, FDIC or any other department, agency or quasi-agency of the federal government cause or bring about, without the consent of the Bank, a change in the corporate structure or organization of the Bank;

          (C) an event whereby the OTS, FDIC or any other agency or quasi-agency of the federal government cause or bring about, without the consent of the Bank, a taxation or involuntary distribution of retained earnings or proceeds from the sale of securities to depositors, borrowers, any government agency or organization or civic or charitable organization; or

          (D) a merger or other business combination between the Bank and another corporate entity whereby the Bank is not the surviving entity.

     In the event that the Bank shall convert in the future from mutual-to-stock form, the term "Change in Control" shall also refer to:

          (E) the sale of all, or substantially all, of the assets of the Bank or the Parent;

          (F) the merger or recapitalization of the Bank or the Parent whereby the Bank or the Parent is not the surviving entity;

          (G) a change in control of the Bank or the Parent, as otherwise defined or determined by the Office of Thrift Supervision or regulations promulgated by it; or

          (H) the acquisition, directly or indirectly, of the beneficial ownership (within the meaning of that term as it is used in Section 13(d) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder) of twenty-five percent (25%) or more of the outstanding voting securities of the Bank or the Parent by any person, trust, entity or group. The term "person" means an individual other than the Executive, or a corporation, partnership, trust, Bank, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein.

     Notwithstanding anything else to the contrary set forth in this Agreement, if (i) an agreement is executed by the Company providing for any of the transactions or events constituting a Change in Control as defined herein, and the agreement subsequently expires or is terminated without the transaction or event being consummated, and (ii) Executive's employment did not terminate during the period after the agreement and prior to such expiration or termination, for purposes of this Agreement it shall be as though such agreement was never executed and no Change in Control event shall be deemed to have occurred as a result of the execution of such agreement.

     Furthermore, the conversion of the Company from a mutual to a stock form of ownership, whether a mutual holding company or a full stock company, would not be considered a Change in Control for purpose of this Agreement.

     1.5 "Code" means the Internal Revenue Code of 1986, as amended.

     1.6 "Disability" means the Executive's suffering a sickness, accident or injury which has been determined by the carrier of any group disability insurance policy provided by the Company or made available by the Company to its employees and covering the Executive, or by the Social Security Administration, to be a disability rendering the Executive totally and permanently disabled. The Executive must submit proof to the Company of the carrier's or Social Security Administration's determination upon the request of the Company.

     1.7 "Early Termination" means that the Executive, prior to "Normal Retirement Date," has terminated employment with the Company for reasons other than Termination for Cause (see Section 7.2), death, or following a Change in Control.

     1.8 "Effective Date" means the effective date of this Agreement, January 1, 2004.

     1.9 "Incentive Retirement Account" means the incentive retirement account established under Article 2 of this Agreement and subject to valuation under
Article 3 of this Agreement.

     1.10 "Normal Retirement Date" means the Executive's sixty-fifth (65th) birthday.

     1.11 "Phantom Stock" means the hypothetical number of shares of the Company's common stock that would be issued at an initial price of $10.00 per share. The Phantom Stock is used solely as a measurement tool; no Company stock will be purchased, sold, registered, or issued in connection with this Agreement. The Executive will only be entitled to cash, and not stock in lieu of cash. The Executive will not receive any stock or stock rights by virtue of this Agreement.

     1.12 "Plan Year" means, for the first year, the period from the Effective Date through October 31, 2004. Thereafter, "Plan Year" means each twelve month period commencing on November 1st and ending on October 31st of the following calendar year.

     1.13 "Termination of Employment" means the Executive ceases to be employed by the Company for any reason, other than an approved leave of absence.

     1.14 "Years of Service" means the total number of full years for which Executive has been employed by the Company. For purposes of this definition, a year of service shall be a 365 day period (or 366 day period in the case of a leap year) that, for the first year of service, commences on the date Executive is hired and that, for any subsequent year, commences on an anniversary of that hiring date.

                                    Article 2
                         Incentive Retirement Allocation

     The Executive's Incentive retirement Account ("Incentive Retirement Account") shall be established with a one-time allocation of [NUMBER OF SHARES] shares of Phantom Stock as of the Effective Date of this Agreement (the "Phantom Stock Allocation").

                                    Article 3
                          Incentive Retirement Account

     3.1 Establishing and Crediting. The Company shall establish a Incentive Retirement Account on its books for the Executive. The value of the Incentive Retirement Account is determined as follows:

          3.1.1 Valuation for Plan Years. On the last day of each Plan Year, the value of the Incentive Retirement Account is determined by multiplying the Phantom Stock Allocation by the difference between the Initial Value Per Share and the Current Value Per Share, as defined below.

               (a) "Initial Value Per Share" is the beginning Book Value Per Share of the Phantom Stock, which is $10.00, multiplied by the Applicable Market Value Multiple, which is .80, for an Initial Value Per Share of $8.00.

               (b) "Current Value Per Share" is determined by multiplying the current Book Value Per Share.

       An example of the calculation of a Incentive Retirement Account Balance is as follows:

--------- ----------------------------------------------------------------------
          Assumptions                                                  Results
--------- ----------------------------------------------------------------------
  (A) Incentive Retirement Allocation                                    1,000
--------- ----------------------------------------------------------------------
  (B) Initial Value Per Share                                            $8.00
--------- ----------------------------------------------------------------------
  (C)     Capital Account at the Measurement Date                   $8,424,000
--------- ----------------------------------------------------------------------
  (D) Total Outstanding Phantom Shares                                 780,000
--------- ----------------------------------------------------------------------
  (E) Current Value Per Share                                            $8.64
--------- ----------------------------------------------------------------------
  (F)     Phantom Price Appreciation = (E) minus (B)                     $0.64
--------- ----------------------------------------------------------------------
  (G)     Incentive Retirement Account Value = (A) times (F)              $640
--------- ----------------------------------------------------------------------

          3.1.2  Interest  on  Incentive  Retirement  Account  Balance.   Unless
     otherwise specified in this Agreement, no interest shall be credited to the Incentive Retirement Account.

          3.1.3 Conversion. It is intended that increases in the Company's Book Value Per Share will be based solely on earnings of the Company after the Effective Date. Therefore, in the event of the Company's conversion to a stock company or a mutual holding company, the additional capital raised through such conversion will not be credited to the Executive's Incentive Retirement Account.

     3.2 Statement of Accounts. The Company shall provide to the Executive, within 90 days following the end of each Plan Year this Agreement is in effect, a statement setting forth the Incentive Retirement Account Balance, stating the number of Phantom Stock shares and detailing the calculation of the value of the Executive's Incentive Retirement Account.

     3.3 Accounting Device Only. The Incentive Retirement Account is solely a device for measuring amounts to be paid under this Agreement. The Incentive
Retirement Account is not a trust fund of any kind. The Executive is a general unsecured creditor of the Company for the payment of benefits. The benefits represent the mere Company promise to pay such benefits. The Executive's rights are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by the Executive's creditors.

                                    Article 4
                                Benefit Payments

     4.1 Benefit at Normal Retirement Date. If the Executive reaches the Normal Retirement Date while in continuous employment with the Company, the Company shall pay to the Executive the benefit described in this Section 4.1 in lieu of any other benefit under this Agreement. However, if there has been a Change in Control prior to the Normal Retirement Date, the Executive's benefits shall be determined pursuant to Section 4.3.

          4.1.1 Amount of Benefit. The benefit under this Section 4.1 is the value of the Incentive Retirement Account at the end of Plan Year 10.

          4.1.2 Payment of Benefit. The benefit will be in the form elected by the Executive in Exhibit 1.

          4.1.3 Option to Defer Receipt of Benefits. In the event the Executive wishes to delay receipt of benefit payments under this Section 4.1, Exhibit 2 must be provided to the Company at least thirteen (13) months prior to the Normal Retirement Date. The Executive's Incentive Retirement Account will continue to increase in value at two percent (2%) above the 10 Year Treasury Rate. The 10 Year Treasury Rate shall be determined using the average rate in effect for the month of December immediately prior to commencement of benefit payments. The 10 Year Treasury Rate used for this purpose shall not be less than 4.00%. Based on the Account Balance on the Plan Year ended immediately prior to the date specified, the Account Balance shall be annuitized according to the election made for the Normal Retirement Date in
     Exhibit 1.

     4.2 Early Termination Benefit. Upon Early Termination, the Company shall pay to the Executive the benefit described in this Section 4.2 in lieu of any other benefit under this Agreement.

          4.2.1 Amount of Benefit. The benefit amount under this Section 4.2 is the value of the Incentive Retirement Account for the Plan Year ended immediately prior to the Executive's Termination of Employment, multiplied by the Vesting Percentage pursuant to the following vesting schedule:

     --------------------------------------- -----------------------------------
         Years of Service Completed             Vesting Percentage
     --------------------------------------- -----------------------------------
                Less than 1                             0%
     --------------------------------------- -----------------------------------
                     1                                  33%
     --------------------------------------- -----------------------------------
                     2                                  67%
     --------------------------------------- -----------------------------------
                 3 or more                             100%
     --------------------------------------- -----------------------------------

          4.2.2 Payment of Benefit. The Company shall pay the benefit to the Executive in a lump sum within 90 days after Termination of Employment. No additional earnings shall be credited to the Account after Termination of Employment.

     4.3 Change in Control Benefit. If the Executive is employed by the Company at the date a Change in Control occurs, the Company shall pay to the Executive one of the benefits described in this Section 4.3 in lieu of any other benefit under this Agreement.

          4.3.1 Amount of Benefit. The benefit amount under this Section 4.3.1 is the projected Account Balance for the Executive's Normal Retirement Date assuming Termination of Employment at Normal Retirement Age and assuming a constant Return on Equity of eight and zero one-hundredths percent (8.00%) from the Change in Control until Normal Retirement Date.

          4.3.2 Payment of Benefit. The Company shall pay the benefit as described in Section 4.1.2, commencing within 90 days following Normal Retirement Date. The benefit shall be paid in the form elected in Exhibit
     1. Alternatively, if so elected at least thirteen (13) months prior to a Change in Control, the Director may receive the discounted Account Balance shown on Schedule A for the Plan Year in which the Change in Control takes place as a lump sum within 90 days following a Change in Control.

     4.4 Disability Benefit. Upon Termination of Employment due to Disability prior to the Normal Retirement Date, the Company shall pay to the Executive the benefit described in this Section 4.4 in lieu of any other benefit under this Agreement.

          4.4.1 Amount of Benefit. The benefit amount under this Section 4.4 is the value of the Incentive Retirement Account for the Plan Year ended immediately prior to termination. The Executive shall be considered to be 100 percent vested even if the Executive has not completed three Years of Service at the date of termination due to Disability.

          4.4.2 Payment of Benefit. The Company shall pay the benefit to the Executive as specified in Exhibit 1, commencing within 90 days of the date of termination due to Disability.

                                    Article 5
                                 Death Benefits

     5.1 Death During Active Service. If the Executive dies while in the active service of the Company, the Company shall pay to the Executive's beneficiary the benefit described in this Section 5.1 in lieu of any other benefit under this Agreement.

          5.1.1 Amount of Benefit. If death occurs during the months of November, December, January, February, March, or April, the benefit in this
     Section 5.1 is the Account Value for the Plan Year ended immediately prior to the Executive's death. If death occurs during May, June, July, August, September, or October, the benefit in this Section 5.1 is the Account Value for the end of the Plan Year in which the Executive's death takes place.

          5.1.2 Payment of Benefit. The Company shall pay the benefit to the Executive's designated beneficiary as elected in Exhibit 1, commencing within 90 days of the receipt of the Executive's death certificate.

     5.2 Death During Benefit Period. If the Executive dies after benefit payments have commenced under this Agreement but before receiving all such payments, the Company shall pay the remaining benefits to the Executive's beneficiary at the same time and in the same amounts they would have been paid to the Executive had the Executive survived.

     5.3 Death After Termination of Employment But Before Payment of Benefit Commences. If the Executive is entitled to a benefit under this Agreement, but dies prior to the payment of said benefit, the Company shall pay the same benefit payment to the Executive's beneficiary that the Executive was entitled to prior to death except that the benefit payment shall be paid in a lump sum within 90 days of the receipt of the Executive's death certificate.

                                    Article 6
                                  Beneficiaries

     6.1 Beneficiary Designations. The Executive shall designate a beneficiary by filing a written designation with the Company. The Executive may revoke or modify the designation at any time by filing a new designation. However, designations will only be effective if signed by the Executive and accepted by the Company during the Executive's lifetime. The Executive's beneficiary designation shall be deemed automatically revoked if the beneficiary predeceases the Executive, or if the Executive names a spouse as beneficiary and the marriage is subsequently dissolved. If the Executive dies without a valid beneficiary designation, all payments shall be made to the Executive's estate.

     6.2 Facility of Payment. If a benefit is payable to a minor, to a person declared incompetent, or to a person incapable of handling the disposition of his or her property, the Company may pay such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent person or incapable person. The Company may require proof of incompetency, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Company from all liability with respect to such benefit.

                                    Article 7
                               General Limitations

     7.1 Excess Parachute or Golden Parachute Payment. Notwithstanding any provision of this Agreement to the contrary, the Company shall not pay any benefit under this Agreement to the extent the benefit would be an excess parachute payment under Section 280G of the Code or would be a prohibited golden parachute payment pursuant to 12 C.F.R. ss.359.2 and for which the appropriate federal banking agency has not given written consent to pay pursuant to 12 C.F.R. ss.359.4.

     7.2 Termination for Cause. Notwithstanding any provision of this Agreement to the contrary, the Company shall not pay any benefit under this Agreement if the Company terminates the Executive's employment for:

          (a)  Gross negligence or gross neglect of duties;

          (b) Commission of a felony or of a gross misdemeanor involving moral turpitude; or

          (c) Fraud, disloyalty, dishonesty or willful violation of any law or significant Company policy committed in connection with the Executive's employment and resulting in an adverse effect on the Company.

     7.3 Removal. Notwithstanding any provision of this Agreement to the contrary, the Company shall not pay any benefit under this Agreement if the Executive is subject to a final removal or prohibition order issued by an appropriate federal banking agency pursuant to Section 8(e) of the Federal Deposit Insurance Act.

     7.4 Competition after Termination of Employment. The Executive shall forfeit his right to any further benefits if the Executive, without the prior written consent of the Company, violates the following described restrictive covenants.

          7.4.1 Non-compete Provision. The Executive shall not, for the term of this Plan and until all benefits have been distributed, directly or indirectly, either as an individual or as a proprietor, stockholder, partner, officer, director, employee, agent, consultant or independent contractor of any individual, partnership, corporation or other entity (excluding an ownership interest of three percent (3%) or less in the stock of a publicly traded company):

               (i) become employed by, participate in, or be connected in any manner with the ownership, management, operation or control of any bank, savings and loan or other similar financial institution if the Executive's responsibilities will include providing banking or other financial services within the twenty-five (25) miles of any office maintained by the Company as of the date of the termination of the Executive's employment;

               (ii) participate in any way in hiring or otherwise  engaging,  or assisting any other person or entity in hiring or otherwise engaging, on a temporary, part-time or permanent basis, any individual who was employed by the Company as of the date of termination of the Executive's employment;

               (iii)assist, advise, or serve in any capacity,  representative or otherwise, any third party in any action against the Company or transaction involving the Company;

               (iv) sell,  offer to sell,  provide  banking  or other  financial services, assist any other person in selling or providing banking or other financial services, or solicit or otherwise compete for, either directly or indirectly, any orders, contract, or accounts for services of a kind or nature like or substantially similar to the financial services performed or financial products sold by the Company (the preceding hereinafter referred to as "Services"), to or from any person or entity from whom the Executive or the Company, to the knowledge of the Executive provided banking or other financial services, sold, offered to sell or solicited orders, contracts or accounts for Services during the three
                    (3) year period immediately prior to the termination of the Executive's employment;

               (v) divulge, disclose, or communicate to others in any manner whatsoever, any confidential information of the Company, to the knowledge of the Executive , including, but not limited to, the names and addresses of customers or prospective customers, of the Company, as they may have existed from time to time, of work performed or services rendered for any customer, any method and/or procedures relating to projects or other work developed for the Company, earnings or other information concerning the Company. The restrictions contained in this subparagraph (v) apply to all information regarding the Company, regardless of the source who provided or compiled such information. Notwithstanding anything to the contrary, all information referred to herein shall not be disclosed unless and until it becomes known to the general public from sources other than the Executive.


          7.4.2 Judicial Remedies. In the event of a breach or threatened breach by the Executive of any provision of these restrictions, the Executive recognizes the substantial and immediate harm that a breach or threatened breach will impose upon the Company, and further recognizes that in such event monetary damages may be inadequate to fully protect the Company. Accordingly, in the event of a breach or threatened breach of this agreement, the Executive consents to the Company's entitlement to such ex parte, preliminary, interlocutory, temporary or permanent injunctive, or any other equitable relief, protecting and fully enforcing the Company's rights hereunder and preventing the Executive from further breaching any of his obligations set forth herein. The Executive expressly waives any requirement, based on any statute, rule of procedure, or other source, that the Company post a bond as a condition of obtaining any of the above-described remedies. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to the Company at law or in equity for such breach or threatened breach, including the recovery of damages from the Executive. The Executive expressly acknowledges and agrees that: (i) the restrictions set forth in Section
     7.4.1 hereof are reasonable, in terms of scope, duration, geographic area, and otherwise, (ii) the protections afforded the Company in Section 7.4.1 hereof are necessary to protect its legitimate business interest, (iii) the restrictions set forth in Section 7.4.1 hereof will not be materially adverse to the Executive's employment with the Company, and (iv) his agreement to observe such restrictions forms a material part of the consideration for this agreement.

          7.4.3 Overbreadth of Restrictive Covenant. It is the intention of the parties that if any restrictive covenant in this agreement is determined by a court of competent jurisdiction to be overly broad, then the court should enforce such restrictive covenant to the maximum extent permitted under the law as to area, breadth and duration.

          7.4.4 Change in Control. The non-compete provision detailed in Section
     7.4.1 hereof shall not be enforceable following a Change in Control.

     7.4 Suicide or Misstatement. The Company shall not pay any benefit under this Agreement if the Executive commits suicide within two years after the date of this Agreement, or if the Executive has made any material misstatement of fact on any application for life insurance purchased by the Company, or any other reason, provided however that the Company shall evaluate the reason for the denial, and upon advice of Counsel and in its sole discretion, consider judicially challenging any denial.

                                    Article 8
                          Claims and Review Procedures

     8.1 Claims Procedure. An Executive or beneficiary ("claimant") who has not received benefits under the Agreement that he or she believes should be paid shall make a claim for such benefits as follows:

          8.1.1 Initiation - Written Claim. The claimant initiates a claim by submitting to the Company a written claim for the benefits.

          8.1.2 Timing of Company Response. The Company shall respond to such claimant within 90 days after receiving the claim. If the Company determines that special circumstances require additional time for processing the claim, the Company can extend the response period by an additional 90 days by notifying the claimant in writing, prior to the end of the initial 90-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Company expects to render its decision.

          8.1.3 Notice of Decision. If the Company denies part or all of the claim, the Company shall notify the claimant in writing of such denial. The Company shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

               8.1.3.1 The specific reasons for the denial,

               8.1.3.2 A reference to the specific provisions of the Agreement on which the denial is based,

               8.1.3.3 A description of any additional information or material necessary for the claimant to perfect the claim and an explanation of why it is needed,

               8.1.3.4 An explanation of the Agreement's review procedures and the time limits applicable to such procedures, and

               8.1.3.5 A statement of the claimant's right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.

     8.2 Review Procedure. If the Company denies part or all of the claim, the claimant shall have the opportunity for a full and fair review by the Company of the denial, as follows:

          8.2.1 Initiation - Written Request. To initiate the review, the claimant, within 60 days after receiving the Company's notice of denial, must file with the Company a written request for review.

          8.2.2 Additional Submissions - Information Access. The claimant shall then have the opportunity to submit written comments, documents, records and other information relating to the claim. The Company shall also provide the claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant's claim for benefits.

          8.2.3 Considerations on Review. In considering the review, the Company shall take into account all materials and information the claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

          8.2.4 Timing of Company Response. The Company shall respond in writing to such claimant within 60 days after receiving the request for review. If the Company determines that special circumstances require additional time for processing the claim, the Company can extend the response period by an additional 60 days by notifying the claimant in writing, prior to the end of the initial 60-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Company expects to render its decision.

          8.2.5 Notice of Decision. The Company shall notify the claimant in writing of its decision on review. The Company shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

               8.2.5.1 The specific reasons for the denial,

               8.2.5.2 A reference to the specific provisions of the Agreement on which the denial is based,

               8.2.5.3 A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant's claim for benefits, and

               8.2.5.4 A statement of the claimant's right to bring a civil action under ERISA Section 502(a).

                                    Article 9
                           Amendments and Termination

       This Agreement may be amended or terminated only by a written agreement signed by the Company and the Executive, except for the automatic termination provisions specified in Article 7.

                                   Article 10
                                  Miscellaneous

     10.1  Binding  Effect.  This  Agreement  shall bind the  Executive  and the
Company,   and   their   beneficiaries,    survivors,   executors,   successors,
administrators and transferees.

     10.2 No Guarantee of Employment. This Agreement is not an employment policy or contract. It does not give the Executive the right to remain an employee of the Company, nor does it interfere with the Company's right to discharge the Executive. It also does not require the Executive to remain an employee nor interfere with the Executive's right to terminate employment at any time.

     10.3 Non-Transferability. Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached or encumbered in any manner.

     10.4 Reorganization. The Company shall not merge or consolidate into or with another company, or reorganize, or sell substantially all of its assets to another company, firm, or person unless such succeeding or continuing company, firm, or person agrees to assume and discharge the obligations of the Company under this Agreement. Upon the occurrence of such event, the term "Company" as used in this Agreement shall be deemed to refer to the successor or survivor company.

     10.5 Tax Withholding. The Company shall withhold any taxes that are required to be withheld from the benefits provided under this Agreement.

     10.6 Applicable Law. The Agreement and all rights hereunder shall be governed by the laws of the Commonwealth of Pennsylvania, except to the extent preempted by the laws of the United States of America.

     10.7 Unfunded Arrangement. The Executive and beneficiary are general unsecured creditors of the Company for the payment of benefits under this Agreement. The benefits represent the mere promise by the Company to pay such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors. Any insurance on the Executive's life is a general asset of the Company to which the Executive and beneficiary have no preferred or secured claim.

     10.8 Entire Agreement. This Agreement constitutes the entire agreement between the Company and the Executive as to the subject matter hereof. No rights are granted to the Executive by virtue of this Agreement other than those specifically set forth herein.

     10.9 Administration. The Company shall have powers which are necessary to administer this Agreement, including but not limited to:

          (a)  Interpreting the provisions of the Agreement;

          (b) Establishing and revising the method of accounting for the Agreement;

          (c)  Maintaining a record of benefit payments; and

          (d)  Establishing   rules  and  prescribing  any  forms  necessary  or
               desirable to administer the Agreement.

     10.10 Named Fiduciary. The Company shall be the named fiduciary and plan administrator under this Agreement. It may delegate to others certain aspects of the management and operational responsibilities including the employment of advisors and the delegation of ministerial duties to qualified individuals.

       IN WITNESS WHEREOF, the Executive and the Company have signed this Agreement.

EXECUTIVE                                    ST. EDMOND'S FEDERAL SAVINGS Bank


____________________________                 By  _______________________________
[EXECUTIVE NAME]
                                             Title  ____________________________

Date:    ______________________              Date:   ___________________________

                                    EXHIBIT 1
                                    ---------

                            FORM OF BENEFIT ELECTION

                        ST. EDMOND'S FEDERAL SAVINGS Bank
                         INCENTIVE RETIREMENT AGREEMENT

       I elect to receive benefits under the Agreement in the following form (initial appropriate box):


4.1.2     Normal Retirement Date
          ----------------------

___ The Company shall pay the benefit to the Executive in 24 equal monthly installments commencing within 90 days following the Executive's Normal Retirement Date. The Company shall credit interest at an annual rate equal to two percent (2%) above the 10 Year Treasury Rate. The 10 Year Treasury Rate shall be determined using the average rate in effect for the month of December immediately prior to commencement of benefit payments. The 10 Year Treasury Rate used for this purpose shall not be less than 4.00%.

___ The Company shall pay the benefit to the Executive in 60 equal monthly installments commencing within 90 days following the Executive's Normal Retirement Date. The Company shall credit interest at an annual rate equal to two percent (2%) above the 10 Year Treasury Rate. The 10 Year Treasury Rate shall be determined using the average rate in effect for the month of December immediately prior to commencement of benefit payments. The 10 Year Treasury Rate used for this purpose shall not be less than 4.00%.

___ The Company shall pay the benefit to the Executive in 120 equal monthly installments commencing within 90 days following the Executive's Normal Retirement Date. The Company shall credit interest at an annual rate equal to two percent (2%) above the 10 Year Treasury Rate. The 10 Year Treasury Rate shall be determined using the average rate in effect for the month of December immediately prior to commencement of benefit payments. The 10 Year Treasury Rate used for this purpose shall not be less than 4.00%.


4.3.2     Change in Control Benefit
          -------------------------

___ The Company shall pay the benefit to the Director in a lump sum within 90 days of the earlier of: (a) the Director's Termination of Service or (b) the Director's Normal Retirement Date.

___    The  Company  shall pay the  discounted benefit to the Director in a lump sum within 90 days of the Change in Control.


4.4.2     Disability Benefit
          ------------------

___    The Company shall pay the benefit to the Executive in a lump  sum  within
        90 days of the date of the  Executive's termination due to Disability.

___ The Company shall pay the benefit to the Executive in 24 equal monthly installments commencing within 90 of the date of the Executive's termination due to Disability. The Company shall credit interest at an annual rate equal to two percent (2%) above the 10 Year Treasury Rate. The 10 Year Treasury Rate shall be determined using the average rate in effect for the month of December immediately prior to commencement of benefit payments. The 10 Year Treasury Rate used for this purpose shall not be less than 4.00%.

___ The Company shall pay the benefit to the Executive in 60 equal monthly installments commencing within 90 days of the date of the Executive's termination due to Disability. The Company shall credit interest at an annual rate equal to two percent (2%) above the 10 Year Treasury Rate. The 10 Year Treasury Rate shall be determined using the average rate in effect for the month of December immediately prior to commencement of benefit payments. The 10 Year Treasury Rate used for this purpose shall not be less than 4.00%.

___ The Company shall pay the benefit to the Executive in 120 equal monthly installments commencing within 90 days of the date of the Executive's termination due to Disability. The Company shall credit interest at an annual rate equal to two percent (2%) above the 10 Year Treasury Rate. The 10 Year Treasury Rate shall be determined using the average rate in effect for the month of December immediately prior to commencement of benefit payments. The 10 Year Treasury Rate used for this purpose shall not be less than 4.00%.


5.1.2     Death During Active Service
          ---------------------------

___    The  Company  shall  pay  the  benefit  to  the  Executive's   designated
       beneficiary in a lump sum commencing within 90 days of the date of the receipt of the Executive's death certificate.

___ The Company shall pay the benefit to the Executive's designated beneficiary in 24 equal monthly installments commencing within 90 of the date of the receipt of the Executive's death certificate. The Company shall credit interest at an annual rate equal to two percent (2%) above the 10 Year Treasury Rate. The 10 Year Treasury Rate shall be determined using the average rate in effect for the month of December immediately prior to commencement of benefit payments. The 10 Year Treasury Rate used for this purpose shall not be less than 4.00%.

___ The Company shall pay the benefit to the Executive's designated beneficiary in 60 equal monthly installments commencing within 90 days of the date of the receipt of the Executive's death certificate. The Company shall credit interest at an annual rate equal to two percent (2%) above the 10 Year Treasury Rate. The 10 Year Treasury Rate shall be determined using the average rate in effect for the month of December immediately prior to commencement of benefit payments. The 10 Year Treasury Rate used for this purpose shall not be less than 4.00%.

___ The Company shall pay the benefit to the Executive's designated beneficiary in 120 equal monthly installments commencing within 90 days of the date of the receipt of the Executive's death certificate. The Company shall credit interest at an annual rate equal to two percent (2%) above the 10 Year Treasury Rate. The 10 Year Treasury Rate shall be determined using the average rate in effect for the month of December immediately prior to commencement of benefit payments. The 10 Year Treasury Rate used for this purpose shall not be less than 4.00%.

Signature   ___________________________

Date   _______________________________

Received by the Company this ________ day of ___________________, 200_.

By  _________________________________

Title  ________________________________

                                    EXHIBIT 2
                                       TO
                        ST. EDMOND'S FEDERAL SAVINGS Bank
                         INCENTIVE RETIREMENT AGREEMENT

                       Option to Defer Receipt of Benefits

                                [EXECUTIVE NAME]

       According to the terms of Section 4.1.3 of this Agreement, I understand that I may elect to defer receipt of my Incentive Retirement Account beyond Normal Retirement Date, provided that I make such election at least thirteen
(13) months prior to Normal Retirement Date and provided I continue service on the Company's Board. Accordingly, I elect to commence receipt of benefits on the month immediately following:


       _____       Termination of Employment

       _____       Specified  Date:  ______________________________________
                    or Termination  of Employment,  whichever comes first

I understand that I may not change these options within thirteen (13) months of or after reaching my Normal Retirement Date.

Signature   ______________________________

Date   ___________________________________



Accepted by the Company this ______ day of _________________, 200_.

By  ______________________________________

Title  ___________________________________

                             BENEFICIARY DESIGNATION

                        ST. EDMOND'S FEDERAL SAVINGS Bank
                         INCENTIVE RETIREMENT AGREEMENT

                                [EXECUTIVE NAME]

I designate  the  following  as  beneficiary  of any death  benefits  under this
Agreement:

Primary:  ______________________________________________________________________

________________________________________________________________________________

Contingent:  ___________________________________________________________________

________________________________________________________________________________

Note:To name a trust as beneficiary, please provide the name of the trustee(s) and the exact name and date of the trust agreement.

I understand that I may change these beneficiary designations by filing a new written designation with the Company. I further understand that the designations will be automatically revoked if the beneficiary predeceases me, or, if I have named my spouse as beneficiary and our marriage is subsequently dissolved.


Signature   ______________________________

Date   ___________________________________



Accepted by the Company this ______ day of _________________, 200_.


By  _____________________________________

Title  __________________________________